 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 7, 2008

CNTV Entertainment Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-23221	80-0117733
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

360 Main Street, P.O. Box 393

 Washington, VA 22747

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

540-675-3149

 (ISSUER TELEPHONE NUMBER)

None

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Fred G. Luke, Fred Graves Luke and John Lawver resigned as a member of the CNTV Entertainment Group, Inc. ("the company") Board of Directors, President, Treasurer and Secretary effective as of March 7, 2008. Their resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Joseph Meuse of Belmont Partners, LLC was appointed as "the Company's" Board of Directors, President, Treasurer and Secretary effective as of March 7, 2008.

Mr. Joseph Meuse, Chairman & President

Joseph Meuse has been involved with corporate restructuring and reverse mergers since 1995.  He is a Managing Partner of Castle Capital Partners since 1995 as well as at Belmont Partners since 2003. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Network Capital, Inc, Pivotal Technologies, Inc., Niagara Systems, Inc., Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., PacWest Transfer LLC, Global Filings LLC, First Heroes, Inc., Adrenaline Nation Media Networks, Inc. and Media Network. Mr. Meuse attended the College of William and Mary.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information:
None
(c)	Exhibits:
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNTV Entertainment Group, Inc.

Date: March 13, 2008	By:	/s/ Joseph Meuse
Joseph Meuse President, Treasurer and Secretary

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